Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR 2020 RESULTS

Fourth quarter GAAP net income of $14.4 million or $0.43 per diluted common share and
Distributable Earnings(1) of $13.7 million or $0.41 per diluted common share

Full year GAAP net income of $21.8 million or $0.66 per diluted common share and
Distributable Earnings(1) of $45.1 million or $1.36 per diluted common share

- Subsequent to year ended December 31, 2020 -
Closed a $667 million Commercial Real Estate Collateralized Loan Obligation Securitization Transaction
Closed $146 million of new loans year to date
Declared first quarter 2021 dividend of $0.33 per diluted common share and a supplemental dividend of $0.02 per diluted common share

NEW YORK—(BUSINESS WIRE)—Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported generally accepted accounting principles (“GAAP”) net income of $14.4 million or $0.43 per diluted common share and Distributable Earnings(1) of $13.7 million or $0.41 per diluted common share for the fourth quarter of 2020. The Company reported GAAP net income of $21.8 million or $0.66 per diluted common share and Distributable Earnings(1) of $45.1 million or $1.36 per diluted common share for full year 2020.

“We ended the year in a position of strength with our highest quarterly Distributable Earnings in 2020, an attractive balance sheet, consistent interest collections and no credit related losses,” said Bryan Donohoe, Chief Executive Officer of ACRE. “Based on our strong outlook for 2021 Distributable Earnings, we declared our regular first quarter dividend of $0.33 per share as well as a supplemental quarterly dividend of $0.02 per share. This supplemental quarterly dividend reflects a portion of the earnings benefit that we expect to generate from LIBOR floors on our loans and the related interest rate protection we put in place on our liabilities. We expect this earnings benefit and the supplemental dividends to remain in place throughout 2021 and we plan to retain excess earnings to make new investments. As we have for the past four years, we believe that our Distributable Earnings will meet or exceed our dividends, including the supplemental dividends, for 2021.”

“Our financing structure has been a source of strength throughout 2020 and we recently took additional steps to further reduce our funding costs,” said Tae-Sik Yoon, Chief Financial Officer of ACRE. “In January, we closed a $667 million CRE CLO that reduced our weighted average funding costs, increased our share of non-recourse financing to 67% of total aggregate amounts outstanding and enabled us to invest in new loans to grow our balance sheet.”

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(1) Beginning in the fourth quarter of 2020, the non-GAAP financial measure of Core Earnings was renamed to Distributable Earnings. Refer to Schedule I for the definition of Distributable Earnings.

2021 ANNUAL STOCKHOLDERS MEETING

The Board of Directors set March 26, 2021 as the record date for the Company’s 2021 Annual Meeting of Stockholders. The 2021 Annual Meeting of Stockholders will be held on May 25, 2021.

COMMON STOCK DIVIDEND

On December 15, 2020, the Company declared a cash dividend of $0.33 per common share for the fourth quarter of 2020. The fourth quarter 2020 dividend was paid on January 15, 2021 to common stockholders of record as of December 30, 2020. On February 17, 2021, the Company declared a cash dividend of $0.33 per common share for the first quarter of 2021 and a supplemental cash dividend of $0.02 per common share. The first quarter 2021 and supplemental cash dividend will be payable on April 15, 2021 to common stockholders of record as of March 31, 2021.

ADDITIONAL INFORMATION

The Company issued a presentation of its fourth quarter and full year 2020 results, which can be viewed at www.arescre.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “Fourth Quarter and Full Year 2020 Earnings Presentation.” The Company also filed its Annual Report on Form 10-K for the year ended December 31, 2020 with the U.S. Securities and Exchange Commission on February 18, 2021.

CONFERENCE CALL AND WEBCAST INFORMATION

On Thursday, February 18, 2021, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its fourth quarter and full year 2020 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 6155965 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through March 4, 2021 at 5:00 p.m. (Eastern Time) to domestic callers by dialing +1 (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10150859. An archived replay will also be available through March 4, 2021 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management Corporation. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads and interest rates, commercial real estate loan volumes, the impact of the COVID-19 pandemic and the pandemic's impact on the

U.S. and global economy, the Company’s ability to pay future dividends at historical levels or at all, and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risk factors described in Part I, Item 1A. Risk Factors in the Company's Annual Report on Form 10-K, filed with the SEC on February 18, 2021. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or Veronica Mendiola Mayer
(888) 818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$74,776	$5,256
Restricted cash	—	379
Loans held for investment ($550,590 and $515,896 related to consolidated VIEs, respectively)	1,815,219	1,682,498
Current expected credit loss reserve	(23,604)	—
Loans held for investment, net of current expected credit loss reserve	1,791,615	1,682,498
Real estate owned, net	37,283	37,901
Other assets ($1,079 and $1,309 of interest receivable related to consolidated VIEs, respectively; $6,410 and $41,104 of other receivables related to consolidated VIEs, respectively)	25,823	58,100
Total assets	$1,929,497	$1,784,134
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$755,552	$728,589
Notes payable	61,837	54,708
Secured term loan	110,000	109,149
Collateralized loan obligation securitization debt (consolidated VIE)	443,871	443,177
Secured borrowings	59,790	—
Due to affiliate	3,150	2,761
Dividends payable	11,124	9,546
Other liabilities ($391 and $718 of interest payable related to consolidated VIEs, respectively)	11,158	9,865
Total liabilities	1,456,482	1,357,795
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at December 31, 2020 and December 31, 2019 and 33,442,332 and 28,865,610 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	329	283
Additional paid-in capital	497,803	423,619
Accumulated earnings (deficit)	(25,117)	2,437
Total stockholders' equity	473,015	426,339
Total liabilities and stockholders' equity	$1,929,497	$1,784,134

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended December 31, 2020	For the year ended December 31, 2020
Revenue:
Interest income	$29,144	$121,052
Interest expense	(11,499)	(51,949)
Net interest margin	17,645	69,103
Revenue from real estate owned	3,560	13,593
Total revenue	21,205	82,696
Expenses:
Management and incentive fees to affiliate	2,388	8,159
Professional fees	438	2,640
General and administrative expenses	935	3,732
General and administrative expenses reimbursed to affiliate	762	3,653
Expenses from real estate owned	4,151	18,127
Total expenses	8,674	36,311
Provision for current expected credit losses	(1,877)	20,185
Realized losses on loans sold	—	4,008
Income before income taxes	14,408	22,192
Income tax expense, including excise tax	1	352
Net income attributable to common stockholders	$14,407	$21,840
Earnings per common share:
Basic earnings per common share	$0.43	$0.66
Diluted earnings per common share	$0.43	$0.66
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	33,349,475	32,977,462
Diluted weighted average shares of common stock outstanding	33,567,072	33,196,508
Dividends declared per share of common stock(1)	$0.33	$1.32

(1) There is no assurance dividends will continue at these levels or at all.

SCHEDULE I

Reconciliation of Net Income to Non-GAAP Distributable Earnings

Beginning in the fourth quarter of 2020, the non-GAAP financial measure of Core Earnings was renamed to Distributable Earnings to more appropriately reflect the principal purpose of the measure. Distributable Earnings helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. To maintain the Company’s REIT status, the Company is generally required to annually distribute to its stockholders substantially all of its taxable income. The Company believes the disclosure of Distributable Earnings provides useful information to investors regarding the Company's ability to pay dividends, which is one of the principal reasons investors invest in the Company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Distributable Earnings is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fees the Company pays to its Manager (Ares Commercial Real Estate Management LLC), depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors. Loan balances that are deemed to be uncollectible are written off as a realized loss and are included in Distributable Earnings. Distributable Earnings is aligned with the calculation of "Core Earnings,” which is defined in the Management Agreement and is used to calculate the incentive fees the Company pays to its Manager.

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to Distributable Earnings is set forth in the table below for the three months and year ended December 31, 2020 ($ in thousands):

	For the three months ended December 31, 2020	For the year ended December 31, 2020
Net income attributable to common stockholders	$14,407	$21,840
Stock-based compensation	382	1,339
Incentive fees to affiliate	533	836
Depreciation of real estate owned	224	892
Provision for current expected credit losses	(1,877)	20,185
Distributable Earnings	$13,669	$45,092

Net income attributable to common stockholders	$0.43	$0.66
Stock-based compensation	0.01	0.04
Incentive fees to affiliate	0.02	0.03
Depreciation of real estate owned	0.01	0.03
Provision for current expected credit losses	(0.06)	0.61
Basic Distributable Earnings per common share	$0.41	$1.37

Net income attributable to common stockholders	$0.43	$0.66
Stock-based compensation	0.01	0.04
Incentive fees to affiliate	0.02	0.03
Depreciation of real estate owned	0.01	0.03
Provision for current expected credit losses	(0.06)	0.61
Diluted Distributable Earnings per common share	$0.41	$1.36